SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

June 1, 2011
Date of Report (Date of earliest event reported)

FBR Capital Markets Corporation
 (Exact Name of Registrant as Specified in its Charter)

Virginia
(State or Other Jurisdiction of Incorporation)

                                                   001-33518                                                           20-5164223
                                                    (Commission File Number)                                 (IRS Employer Identification No.)

1001 Nineteenth Street North
Arlington, VA 22209
 (Address of Principal Executive Office) (Zip Code)

(703) 312-9500
 (Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                      Submission of Matters to a Vote of Security Holders.

(a)           The Annual Meeting of Shareholders of FBR Capital Markets Corporation was held on June 1, 2011.

(b)           The results of the matters submitted to a shareholder vote at the annual meeting were as follows:

1.           Shareholders elected the nine director nominees named in the Proxy Statement:

Nominee	Votes in Favor	Votes Withheld	Broker Non-votes
Reena Aggarwal	48,792,072	521,844	6,650,453
Eric F. Billings	48,702,392	548,524	6,650,453
Richard J. Hendrix	48.700,497	550,419	6,650,453
Thomas J. Hynes, Jr.	48,526,370	724,546	6,650,453
Adam J. Klein	48,651,139	599,777	6,650,453
Richard A. Kraemer	48,728,465	522,451	6,650,453
Ralph S. Michael, III	47,359,460	1,891,456	6,650,453
Thomas S. Murphy Jr.	35,937,720	13,313,196	6,650,453
Arthur J. Reimers	48,476,793	774,123	6,650,453

2.           Shareholders approved amendments to the Amended and Restated Articles of Incorporation to change the Company’s name to FBR & Co.

Votes in Favor	Votes Against	Votes Abstaining	Broker Non-votes
55,608,542	249,248	43,650	0

3.           Shareholders approved an amendment to the 2007 Employee Stock Purchase Plan to increase the shares available by 1,000,000 shares.

Votes in Favor	Votes Against	Votes Abstaining	Broker Non-votes
46,011,542	681,842	2,557,532	6,650,453

4.           Shareholders approved the Advisory Vote on Executive Compensation.

Votes in Favor	Votes Against	Votes Abstaining	Broker Non-votes
35,989,375	10,793,415	2,468,126	6,650,453

5.           Shareholders approved an Annual Advisory Vote on Executive Compensation.

One Year	Two Years	Three Years	Votes Abstaining	Broker Non-votes
43,884,300	2,571	2,781,270	2,582,775	6,650,453

6.           Shareholders ratified the appointment of PricewaterhouseCoopers LLC as the Company’s Independent auditor for 2011.

Votes in Favor	Votes Against	Votes Abstaining	Broker Non-votes
55,862,803	36,865	1,700	0

(d)           In light of the results of the advisory vote on the frequency of say on pay votes, our Board determined that we hold an advisory say on pay vote annually.  Our Compensation Committee will reevaluate this determination after the next shareholder advisory vote on the frequency of say on pay votes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

FBR Capital Markets Corporation
Date: June 3, 2011	By:	/s/ Bradley J. Wright Bradley J. Wright Executive Vice President and Chief Financial Officer